===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                             SPG PROPERTIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              SPG Properties, Inc.
                           115 West Washington Street
                          Indianapolis, Indiana 46204

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time

   10:00 a.m. on Wednesday, May 10, 2000

Place

   Embassy Suites Hotel, 110 West Washington Street, Indianapolis, Indiana

Items of Business

  (1) To elect a total of thirteen (13) directors, each to serve until the next annual meeting of stockholders.

  (2) To transact such other business as may properly come before the meeting.

Record Date

   You can vote if you are a stockholder of record on March 17, 2000.

Annual Report

   Our 1999 Annual Report, which is not part of the proxy soliciting material, is enclosed.

Proxy Voting

   We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:

  (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);

  (2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet;
      OR

  (3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.

   Any proxy may be revoked at any time prior to its exercise at the meeting.

                                          By order of the Board of Directors
                                           of SPG Properties, Inc.

                                          [SIG LOGO FOR BARKLEY]
                                          James M. Barkley, Secretary

April 5, 2000

                             SPG Properties, Inc.
                          115 West Washington Street
                          Indianapolis, Indiana 46204

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of SPG Properties, Inc. (the "Board of Directors" or the "Board"), a Maryland corporation (the "Company", "we" or "us"), for use at the 2000 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "Meeting").

   We are the successor to Simon DeBartolo Group, Inc. ("SDG"), which combined its operations with Corporate Property Investors, Inc. ("CPI") and Corporate Realty Consultants, Inc. ("CRC"), effective as of the close of business on September 24, 1998 (the "CPI Merger").

   You are invited to attend the Meeting on May 10, 2000, beginning at 10:00 a.m. Indianapolis time. The Meeting will be held in the Embassy Suites Hotel, 110 West Washington Street, Indianapolis, Indiana. Stockholders will be admitted beginning at 9:00 a.m.

   The Embassy Suites Hotel is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation will also be offered upon request. Please call us at least five
(5) days in advance at 317-685-7330 if you require either of these services or other special accommodations.

   This Proxy Statement, form of proxy and voting instructions are being mailed starting April 5, 2000.

Voting Securities

   Holders of record of our Voting Stock at the close of business on March 17, 2000 are entitled to receive this notice and to vote their shares at the Meeting. On that date, there were outstanding 110,473,378 shares of Common Stock, par value $0.0001 per share ("Common Stock"), 8,000,000 shares of Series B Preferred Stock, par value $.0001 per share ("Series B Preferred Stock"), 3,000,000 shares of Series C Preferred Stock, par value $.0001 per share ("Series C Preferred Stock" and, together with the Common Stock and the Series B Preferred Stock, "Voting Stock"). As to matters subject to approval by the holders of Voting Stock, holders of Common Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to one vote per share and vote together as a single class. The presence at the Meeting in person or by proxy of a majority of all the votes entitled to be cast at the Meeting or 60,736,690 shares of Voting Stock will constitute a quorum for the transaction of business.

   Simon Property Group, Inc. ("SPG") owns approximately 99.9% of the outstanding shares of Common Stock.

Required Vote

   A plurality of the votes cast is required to elect directors. On any other proposals, the proposal will be approved if the number of votes cast in favor exceed the number of votes against. Abstentions and broker "non-votes" will be treated as shares not voted and will have no effect on the voting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

   SPG has informed us that it intends to vote all of its shares of Common Stock in favor of the persons who are elected directors of SPG and its "paired share" affiliate, SPG Realty Consultants, Inc. ("SRC" and, together with SPG, the "Parent Companies") at the annual meeting of stockholders of the Parent Companies which will immediately precede the Meeting. Accordingly, the election of such persons as our directors is assured.

Proxies

   Your vote is important. You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the envelope provided, which requires no additional postage if mailed in the United States. All shares that have been properly voted by mail and not revoked will be voted at the Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

   You may revoke your proxy at any time before it is exercised by:

  . giving written notice to the Secretary of the Company at 115 West Washington Street, Indianapolis, Indiana 46204,

  .  executing and delivering a later-dated proxy or

  .  attending and voting by ballot at the Meeting.

   You may save us the expense of a second mailing by voting promptly.

   Voting now will not limit your right to vote at the Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Voting on Other Matters

   We know of no other business to be transacted at the Meeting, but if other matters requiring a vote do arise, the persons named in the proxy will have the discretion to vote on those matters for you.

Costs of Proxy Solicitation

   We will pay the cost of preparing, assembling, and mailing the proxy material. We expect to solicit proxies primarily by mail, but our employees or other representatives may also solicit proxies without additional compensation. We will also request banks, brokers and other holders of record to send the proxy material to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. We will pay Beacon Hill Partners, Inc. a fee of $1,500 for its services. The telephone number of Beacon Hill Partners, Inc. is
(212) 843-8500.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Based solely on our review of the copies of those forms received by us, and/or written representations from certain reporting persons, we believe that, during the year ended December 31, 1999, our directors, executive officers and beneficial owners of more than 10% of our capital stock have complied with all filing requirements applicable to them.

Incorporation by Reference

   To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and "PERFORMANCE GRAPH" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

Board and Committee Membership

   Our business and affairs are managed under the direction of the Board of Directors. Our directors also serve as directors of the Parent Companies. Joint meetings of the Board of Directors and the Boards of Directors of the Parent Companies (the "Parent Boards") are considered one meeting.

   During 1999, the Board of Directors met six times and had four standing committees. Those committees consisted of a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee. Members of the four standing committees also serve on the same standing committees of the Parent Boards. Joint meetings of the respective standing committees of the Board of Directors and the Parent Boards are considered one meeting of each such standing committee. Other than Birch Bayh and Pieter van den Berg, all directors participated in 75% or more of the meetings of the Board of Directors and each committee on which they served.

   The table below provides membership and meeting information for each of the committees.

Name                                     Compensation Audit Executive Nominating
----                                     ------------ ----- --------- ----------
Robert E. Angelica......................       X
Birch Bayh..............................       X                           X
Hans C. Mautner.........................                         X
G. William Miller.......................                 X                 X
David Simon.............................                         X         X
Herbert Simon...........................       X                 X         X
Melvin Simon............................                         X
J. Albert Smith, Jr.....................                 X*
Richard S. Sokolov......................                         X
Fredrick W. Petri.......................       X         X
Pieter S. van den Berg..................
Philip J. Ward..........................       X*
M. Denise DeBartolo York................                                   X
1999 Meeting............................       2         2       2         1

--------
* Chair

The Compensation Committee

   The Compensation Committee sets remuneration levels for our officers, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The By-Laws of the Parent Companies require that (1) the Compensation Committee have at least one member elected by the holders of SPG Class B Common Stock, par value $0.0001 per share ("SPG Class B Common"), and at least one member elected by the holders of SPG Class C Common Stock, par value $0.0001 per share ("SPG Class C Common"), and (2) a majority of the Compensation Committee be composed of Independent Directors (as defined in the Parent Companies' Charters).

The Audit Committee

   The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope of the audit engagement, reviews the independent public accountants' letter of comments and management's responses thereto, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. The By-Laws of the Parent Companies require that the entire Audit Committee be composed of Independent Directors.

The Executive Committee

   The Executive Committee approves the acquisition and disposition of real property, authorizes the execution of certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors between meetings of the Board, except in cases where action of the entire Board is required and except where action by Independent Directors is required by conflict of interest policies.

The Nominating Committee

   The Nominating Committee nominates persons to serve as directors who are elected by the holders of units ("Paired Shares") consisting of SPG Common Stock, par value $0.0001 per share ("SPG Common"), paired with a beneficial interest in Common Stock, par value $0.0001 per share, of SRC. In considering persons to nominate, the Nominating Committee will consider persons recommended by stockholders. The By-Laws of the Parent Companies require that the Nominating Committee have five members, with two members elected by the SPG Class B Common and one member elected by the SPG Class C Common.

   At the meeting of directors to be held following the Meeting, the Board will reappoint members of the Board to the four standing committees.

Compensation of Directors

   Our directors are compensated by SPG for their services as directors of the Parent Companies and receive no additional compensation. SPG pays the directors of the Parent Companies who are not employees of the Parent Companies or their affiliates annual compensation of $20,000 plus $1,000 for attendance (in person or by telephone) at each meeting of the Parent Boards or their committees. Committee members do not receive compensation for committee meetings held on the same day as regularly scheduled Board meetings. SPG does not pay the directors of the Parent Companies who are employees of the Parent Companies or their affiliates any compensation for their services as directors.

   All directors are reimbursed for their expenses incurred in attending directors' meetings. Directors of SPG who are not employees of the Parent Companies or their affiliates are automatically granted each year options to purchase 3,000 shares of SPG Common Stock multiplied by the number of calendar years that have elapsed since that person's last election to the Board of Directors of SPG. In addition, directors of SPG are eligible to be granted discretionary awards under and to participate in SPG's incentive stock option plan, as described below under "EXECUTIVE COMPENSATION--Option Plans." Mr. Angelica has assigned his director compensation (including the value of director options) to Telephone Real Estate Equity Trust. Mr. van den Berg has assigned his director compensation (including the value of director options) to PGGM, a Dutch pension fund.

                         ITEM 1--ELECTION OF DIRECTORS

   At the Meeting, thirteen (13) directors are to be elected. Each director will serve until the 2001 annual meeting of stockholders and until his or her successor has been elected.

   Our directors also serve as the directors of the Parent Companies. The annual meetings of stockholders of the Parent Companies will take place immediately prior to the Meeting. The following nominees have also been nominated for election as directors of the Parent Companies. SPG, the holder of all of the outstanding shares of Common Stock, has informed us that it intends to vote all of its shares of Common Stock in favor of the persons who are elected directors of the Parent Companies. Accordingly, the election of such persons as our directors is assured.

   The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

   The Board of Directors unanimously recommends that stockholders vote FOR the election of the nominees named below.

   We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board.

   The names, principal occupations and certain other information about the nominees for director are set forth on the following pages.

Security Ownership of Directors and Officers

   No director, nominee for director or executive officer beneficially owned Voting Stock as of March 17, 2000.

Nominees for Director to be Elected by Holders of Voting Stock

   Robert E. Angelica, 53 Our director and a director of the Parent Companies since 1998 and prior to that a director of CPI, one of the predecessors of the Parent Companies, since 1997. Chairman and Chief Executive Officer of the AT&T Investment Management Corporation, a position assumed during 1999. Mr. Angelica began his career at AT&T in 1978. A director of the Batterymarch Global Emerging Markets Fund and The India Magnum Fund, Ltd.

   Birch Bayh, 72 Our director and a director of the Parent Companies since 1998 and prior to that a director of SDG since 1993. Senior partner in the Washington, D.C. law firm of Oppenheimer, Wolff, Donnelly & Bayh LLP (formerly Bayh, Connaughton, & Malone, P.C.) for more than five years. Mr. Bayh served as a United States Senator from Indiana from 1963 to 1981. A director of ICN Pharmaceuticals, Inc.

   Hans C. Mautner, 62 Our director and Vice Chairman of the Boards of Directors of the Parent Companies since 1998 and prior to that Chairman of the Board of Directors and Chief Executive Officer of CPI and its affiliate, CRC, one of the predecessors of the Parent Companies, from 1989 to 1998. A director of CPI from 1973 to 1998 and of CRC from 1975 to 1998. Served as Vice President of CPI from 1972 to 1973. Appointed Executive Vice President in 1973. Elected President of CPI and CRC in 1976, elected Chairman and President in 1988, and elected Chairman, President and Chief Executive Officer of CPI and CRC in 1989. Prior to joining CPI, Mr. Mautner was a General Partner of Lazard Freres. A director of Cornerstone Properties Inc. and a board member for various funds in The Dreyfus Family of Funds.

   G. William Miller, 75 Our director and a director of the Parent Companies since 1998 and prior to that a director of SDG since 1996. Chairman of the Board and Chief Executive Officer of G. William Miller & Co. Inc., a merchant banking firm, since 1983. A former Secretary of the U.S. Treasury and a former Chairman of the Federal Reserve Board. From January 1990 until February 1992, Chairman and Chief Executive Officer of Federated Stores, Inc., the parent company of predecessors to Federated Department Stores, Inc. Chairman of the Board and a director of HomePlace of America, Inc. A director of GS Industries, Inc., Dresdner RCM Global Strategic Income Fund, Inc. and Repligen Corporation.

   Fredrick W. Petri, 53 Our director and a director of the Parent Companies since 1998 and prior to that a director of SDG since 1996. A partner of Petrone, Petri & Company, a real estate investment firm Mr. Petri founded in 1993, and an officer of Housing Capital Company since its formation in 1994. Prior to that, an Executive Vice President of Wells Fargo Bank, where for over 18 years he held various real estate positions. Previously a member of the Board of Governors and a Vice President of the National Association of Real Estate Investment Trusts and a director of the National Association of Industrial and Office Park Development. Mr. Petri is also a trustee of the Urban Land Institute and the University of Wisconsin's Real Estate Center.

   Melvin Simon, 73 Our director and Co-Chairman of the Board of the Parent Companies since 1998 and prior to that Co-Chairman of the Board and a director of SDG since its incorporation. Co-Chairman of the Board of Melvin Simon & Associates, Inc. ("MSA"), a company Mr. Simon founded in 1960 with his brother, Herbert Simon. (1)

   Herbert Simon, 65 Our director and Co-Chairman of the Board of the Parent Companies since 1998 and prior to that a director of SDG since its incorporation. Chief Executive Officer of SDG from its incorporation to 1995, when Mr. Simon was appointed Co-Chairman of the Board. Co-Chairman of the Board of MSA. A director of Kohl's Corporation, a specialty retailer. (1)

   David Simon, 38 Our Chief Executive Officer and director and the Chief Executive Officer and a director of the Parent Companies since 1998. Prior to that Chief Executive Officer of SDG since 1995 and a director of SDG since its incorporation. President of SDG from its incorporation until 1996. Executive Vice President of MSA since 1990. From 1988 to 1990, Vice President of Wasserstein Perella & Company, a firm specializing in mergers and acquisitions. The son of Melvin Simon, the nephew of Herbert Simon and a director of First Health Group Corp. (1)

   J. Albert Smith, Jr., 59 Our director and a director of the Parent Companies since 1998 and prior to that a director of SDG since 1993. Managing Director of Bank One Corporation since October 1998. President of Bank One, Indiana, NA, a commercial bank, from September 1994 until October 1998. From 1974 until September 1994, President of Banc One Mortgage Corporation, a mortgage banking firm.

   Richard S. Sokolov, 50 Our director and President and the Chief Operating Officer and a director of the Parent Companies since 1998 and prior to that a director of SDG since 1996. President and Chief Executive Officer and a director of DeBartolo Realty Corporation ("DRC") from its incorporation until it merged with SDG in 1996. Prior to that Mr. Sokolov had served as Senior Vice President, Development of EJDC since 1986 and as Vice President and General Counsel since 1982. A trustee and a member of the Executive Committee of the International Council of Shopping Centers.

   Pieter S. van den Berg, 54 Our director and a director of the Parent Companies since 1998. Director Controller of PGGM, a Dutch pension fund, since 1991.

   Philip J. Ward, 51 Our director and a director of the Parent Companies since 1998 and prior to that a director of SDG since 1996. Senior Managing Director, Head of Real Estate Investments, for CIGNA Investments, Inc., a wholly-owned subsidiary of CIGNA Corporation. Member of the International Council of Shopping Centers, the Urban Land Institute, the National Association of Industrial and Office Parks and the Society of Industrial and Office Realtors.

   M. Denise DeBartolo York, 49 Our director and a director of the Parent Companies since 1998 and prior to that a director of SDG since 1996. Chairman of the Board of EJDC. Previously served EJDC as Executive Vice President of Personnel/Communications and has been associated with EJDC in an executive capacity since 1975. Served as a director of DRC from 1995 to 1996.

--------
(1) Messrs. Melvin Simon, Herbert Simon and David Simon are officers of the indirect general partner of SZS 33 Associates, L.P., a Delaware limited partnership ("SZS"), that filed a bankruptcy petition in the United States Bankruptcy Court for the Southern District of New York on October 12, 1998 as part of a prepackaged Chapter 11 plan (the "Plan"). The Plan was confirmed on January 13, 1999, and the assets of SZS were transferred to a creditor on February 24, 1999.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of Voting Stock as of March 17, 2000. Shares are owned directly and the indicated person has sole voting and investment power.

                                                               Percent of Class
                                                   Class of    of Voting Stock
Name and Address of Beneficial Owner             Voting Stock Beneficially Owned
------------------------------------             ------------ ------------------
Simon Property Group, Inc....................... Common Stock        99.9%
115 West Washington Street
 Indianapolis, Indiana 46204

                            EXECUTIVE COMPENSATION

   After the CPI Merger, we ceased to separately compensate officers for their services to us. Instead, executive compensation is paid by SPG for all services to the Parent Companies, including services to us. The following table sets forth information regarding compensation paid by the Parent Companies and by their predecessors, SDG, CPI and CRC, during each of the last three years to the Chief Executive Officer and each of the four other most highly compensated executive officers, based on salary and bonus earned during 1999 (the "Named Executives").

                          Summary Compensation Table

                                                           Long-Term
                              Annual Compensation        Compensation
                              ---------------------- ---------------------
                                                     Restricted Securities
Name and Principal                                     Stock    Underlying    LTIP       All Other
Position                 Year   Salary      Bonus(1) Awards(2)  Options(3) Payouts(4) Compensation(5)
------------------       ---- ----------    -------- ---------- ---------- ---------- ---------------
David Simon............. 1999 $  800,000    $450,000    $            --    $1,057,500   $     8,450
 Chief Executive Officer 1998    800,000         --     --           --           --          9,394
                         1997    744,489(6) $450,000    --           --           --         11,012

Hans C. Mautner......... 1999 $2,391,534    $250,000    --        62,500          --    $     6,120
 Vice Chairman           1998    626,676         --     --       237,500          --     12,197,459(7)
                         1997    550,000     375,000    --        60,000          --        119,585

Richard S. Sokolov...... 1999 $  600,000    $375,000    $            --    $  705,000   $     8,046
 President and Chief     1998    608,654         --     --           --           --         34,529
 Operating Officer       1997    522,264     250,000    --           --           --          8,302

James A. Napoli......... 1999 $  421,154    $250,000    $            --    $  293,750   $     8,800
 Executive               1998    409,927     250,000    --           --           --         11,392
 Vice President--Leasing 1997    366,149     125,000    --           --           --         15,563

James M. Barkley........ 1999 $  355,553    $200,000    $            --    $  293,750   $     8,800
 General Counsel &       1998    334,498     200,000    --           --           --          8,800
 Secretary               1997    291,954     115,000    --           --           --         11,463

--------
(1) Bonus awards are accrued in the year indicated and paid in the following year.
(2) The number and value of the aggregate restricted stock holdings of each of the Named Executives at December 31, 1999, are as follows: David Simon-- 28,664 shares, $657,481; Hans C. Mautner--0 shares, $0; Richard S. Sokolov--184,240 shares, $4,226,005; James A. Napoli--28,664 shares, $657,481; James M. Barkley--23,680 shares, $543,160. The values are calculated by multiplying the number of restricted shares held by each Named Executive by $22.9375, the December 31, 1999 closing price of SPG Common, paired with a beneficial interest in SRC Shares, as reported by the New York Stock Exchange.

(3) For 1999 and 1998, represents number of shares of SPG Common, paired with a beneficial interest in SRC Shares.
(4) Represents the value of shares of performance-based restricted stock allocated to the Named Executives on March 23, 2000 for 1999, under the Companies' 1999 stock incentive program. These awards are subject to further vesting requirements.
(5) Represents annualized amounts of (i) employer paid contributions to the 401(k) retirement plan and (ii) company paid employee and dependent life insurance premiums. Employer contributions to the 401(k) retirement plan become vested 30% after completion of three years of service, 40% after four years and an additional 20% after each additional year until fully vested after seven years. Does not include the following dollar values of restricted stock originally granted in 1995 which vested in 1999: David Simon--$273,000; Richard S. Sokolov--$3,239,291; James A. Napoli--$273,000
    and James M. Barkley--$166,000.
(6) Includes $210,389 of salary attributable to 1997 and paid in 1998.
(7) Includes a one-time payment made by CPI immediately prior to and in connection with the CPI Merger to Hans C. Mautner of $9,700,000. Also includes forgiveness of a $2,497,459 debt relating to shares of CPI stock purchased under the CPI Employee Share Purchase Plan. Such debt was forgiven pursuant to the terms of and in connection with the CPI Merger. Does not include taxes in the amount of $2,728,322 paid by CPI on behalf of Mr. Mautner immediately prior to and in connection with the CPI Merger.

Options Granted in 1999

   The following table shows all stock options granted to the only Named Executive who was granted options in 1999.

                                                                                          Potential
                                                                                     Realizable Value at
                                                                                       Assumed Annual
                                                                                       Rates of Stock
                                                                                     Price Appreciation
                                 Individual Grants                                     for Option Term
------------------------------------------------------------------------------------ -------------------
                         # of Securities      % of Total      Exercise or
                           Underlying      Options Granted    Base Price  Expiration
Name                       Options (1)   to Employees in 1999  ($/Share)     Date       5%       10%
----                     --------------- -------------------- ----------- ---------- -------- ----------
Hans C. Mautner.........     62,500             62.5%           24.005    9/24/2009  $943,538 $2,391,112

                             OPTION GRANTS IN 1999
--------
(1) Represents number of shares of SPG Common paired with a beneficial interest in SRC shares.

Option Exercises and Year-End Values

   The following table sets forth information with respect to the unexercised stock options granted to Named Executives and held by them at December 31, 1999.

    AGGREGATED OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION VALUES

                                                      Number of
                                                Securities Underlying     Value of Unexercised
                                                 Unexercised Options      In-the-Money Options
                           Shares              at December 31, 1999(1)    at December 31, 1999(2)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
David Simon.............     --        --       200,000          --      $137,500        --
Hans C. Mautner.........     --        --       330,122      220,834          --         --
Richard S. Sokolov......     --        --           --           --           --         --
James A. Napoli.........     --        --        50,000          --        34,375        --
James M. Barkley........     --        --        75,000          --        51,563        --

--------
(1) Represents number of shares of SPG Common paired with a beneficial interest in SRC Shares.
(2) The closing price of the SPG Common, paired with a beneficial interest in SRC Shares, as reported by the New York Stock Exchange on December 31, 1999 was $22.9375. Value is calculated on the basis of the difference between the exercise price and $22.9375, multiplied by the number of shares of Common Stock underlying "in-the-money" options.

Long-Term Incentive Plan Awards

   The following table shows the LTIP grants made to the Named Executives for the performance period January 1, 1999 through December 31, 2000.

             LONG-TERM INCENTIVE PLANS--GRANTS IN LAST FISCAL YEAR

                                                                       Estimated Future Payouts
                                                     Performance or        under Non-Stock
                            Number of Shares,      Other Period Until     Price-Based Plans
Name                     Units or Other Rights(1) Maturation or Payout      Target(2) (#)
----                     ------------------------ -------------------- ------------------------
David Simon.............          45,000                  1999                  45,000
                                  60,000                  2000                  60,000

Hans C. Mautner.........             --                    --                      --
                                     --                    --                      --

Richard S. Sokolov......          30,000                  1999                  30,000
                                  30,000                  2000                  30,000

James A. Napoli.........          12,500                  1999                  12,500
                                  12,500                  2000                  12,500

James M. Barkley........          12,500                  1999                  12,500
                                  12,500                  2000                  12,500

--------
(1) Represents shares of performance-based restricted stock allocated to the Named Executives during 1999 under a two-year stock incentive program established in 1999. The allocated restricted shares may be earned in each of the two years of the program only if the Companies attain annual and cumulative targets for growth in Funds From Operations. Earned shares vest ratably over four years.
(2) Also represents the threshold and maximum payouts possible under the program.

Employment Agreements

   Employment Agreement with Hans C. Mautner. Hans C. Mautner is a party to an employment agreement with SPG (the "Mautner Agreement"). The Mautner Agreement has a term ending September 24, 2003. Under the Mautner Agreement, Mautner receives an annual base salary of $762,000 and is eligible to receive an annual bonus in an amount up to 135% of his annual base salary. The severance provisions in the Mautner Agreement provide that, in the event Mautner is terminated by SPG other than for "Cause", death or disability, or by Mautner for "Good Reason" (as those terms are defined in the Mautner Agreement), SPG will pay Mautner an amount equal to the product of three times the sum of
(i) Mautner's then annual base salary and (ii) his then annual bonus and will contribute an amount to the CPI Supplemental Executive Retirement Plan, as amended and restated effective as of August 1, 1997 equal to 33% of the sum of his annual base salary and bonus, as well as continue to provide certain employee benefits. In addition, all then outstanding unvested options granted to Mautner shall become immediately vested and exercisable and remain exercisable for their original term. In addition, in accordance with the Mautner Agreement, SPG granted to Mautner on September 24, 1999, options to acquire 62,500 shares of SPG Common with an option price equal to the fair market value of such stock on the date of grant. Such option vests in installments within three years of the date of grant.

   The Mautner Agreement contains a golden parachute excise tax gross-up provision, under which Mautner will be entitled to be made whole on excise taxes imposed under Section 4999 of the Code.

   Employment Agreement with Richard S. Sokolov. Richard S. Sokolov is a party to an employment agreement with SPG (the "Sokolov Agreement"). The Sokolov Agreement has an initial term which ended August 9, 1997 and provides for two automatic one-year extensions of the term unless either party gives the other party notice that the term will not be extended. The Sokolov Agreement was extended for one additional year during 1999, to August 9, 2000. Under the Sokolov Agreement, Sokolov receives an annual base salary of $508,500, subject to annual review and adjustment, and is eligible to receive a cash bonus of up to 75% of his base salary.

   The severance provisions in the Sokolov Agreement provide that, in the event Sokolov is terminated by SPG other than for "Cause", death or disability, or by Sokolov for "Good Reason" (as those terms are defined in the Sokolov Agreement), SPG will pay Sokolov an amount equal to the sum of all accrued and unpaid base salary plus one-year's then current base salary and bonus, and accelerate the vesting of his unearned restricted stock grants.

Option Plans

   General. During 1999, SPG maintained one option plan, the 1998 Stock Incentive Plan (the "1998 Plan"). SPG maintained two option plans, the Employee Stock Plan ("the 1993 Plan") and the Director Stock Option Plan (the "Director Plan") until September 24, 1998, the effective date of the CPI merger. CPI maintained its 1993 Share Option Plan (the "CPI Option Plan" and, together with the 1998 Plan, the 1993 Plan and the Director Plan, the "Option Plans") until September 24, 1998. All options outstanding and not exercised under the 1993 Plan, the Director Plan and the CPI Option Plan have been converted to similar awards under the 1998 Plan. Under the 1998 Plan, a maximum of 6,300,000 paired shares of common stock (subject to adjustment) are available for issuance to eligible officers, key employees, "Eligible Directors", advisors and consultants for positions of substantial responsibilities with the Parent Companies. "Eligible Directors" are directors of SPG who are not employees of the Parent Companies or their affiliates. All officers, key employees, advisors and consultants of the Parent Companies and their affiliates (except for Melvin Simon and Herbert Simon) and all Eligible Directors are eligible to receive grants under and participate in the 1998 Plan. In addition, Eligible Directors receive automatic grants, as described below.

   The 1998 Plan is administered by the Compensation Committee of the SPG Board (the "Committee"). During the ten-year period following the adoption of the 1998 Plan, the Committee may make the following types of grants: incentive stock options ("ISOs") within the meaning of section 422 of the Code, "nonqualified stock options" ("NQSOs" and together with ISOs, "Options"), stock appreciation rights ("SARs"), performance units and shares of restricted or unrestricted SPG Common. Each share of SPG Common issued under the 1998 Plan, whether issued directly, or through the exercise of an Option, will be paired with a beneficial interest in SRC Shares.

   Discretionary Grants. The terms and conditions of Options, SARs and restricted stock granted under the 1998 Plan are set out in written agreements which will contain such provisions as the Committee from time to time deems appropriate.

   The terms of Options granted under the 1998 Plan are generally determined by the Committee within the terms of the 1998 Plan. The exercise price for any Option may not be less than the fair market value of a paired share on the date of grant. No Option will be exercisable after the expiration of ten years from the date of its grant. The 1998 Plan provides that, unless otherwise determined by the Committee, Options generally vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and become 100% vested three years after the date of grant. The Option exercise price may be paid (i) by certified or official bank check, (ii) in the discretion of the Committee, by personal check, (iii) in shares of SPG Common owned by the optionee for at least six months and which have a fair market value on the date of exercise equal to the exercise price,
(iv) in the discretion of the Committee, by delivery to SPG of a promissory note and agreement providing for payment with interest on any unpaid balance,
(v) through a brokered exercise, (vi) by any combination of the above, or
(vii) by any other means permitted by the Committee, in its discretion.

   A SAR may be granted in connection with all or any part of an Option granted under the 1998 Plan or may be granted independent of any Option. SARs granted in connection with an Option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding Option. SARs granted independent of any Option will vest and lapse according to the terms and conditions set by the Committee. A SAR will entitle its holder to be paid an amount equal to the excess of the fair market value of the SPG Common subject to the SAR on the date of exercise over the exercise price of the related Option, in the case of a SAR granted in connection with an Option, or the fair market value of the paired shares of common stock subject to the SAR on the date of exercise over the fair market value on the date of grant in the case of a SAR granted independent of an Option.

   Subject to the discretion of the Committee, certificates representing restricted stock earned and awarded may (i) be issued to a grantee bearing an appropriate legend specifying that such shares are subject to restrictions or
(ii) be held in escrow until the end of the restricted period set by the Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Parent Companies or any of their affiliates and such other restrictions and conditions established by the Committee at the time the restricted stock is granted.

   To the extent deemed necessary and desirable by the Committee, the terms and conditions of performance unit awards granted under the 1998 Plan will be set out in written agreements. Performance unit awards provide for future payment of cash, or any other equivalent consideration deemed appropriate by the Committee, to the grantee upon the attainment of certain "Performance Goals" (as defined in the 1998 Plan) established by the Committee over specified periods. At the end of each performance award period, the Committee decides the extent to which the Performance Goals have been attained and the amount of cash or other consideration to be distributed to the grantee.

   Automatic Awards For Eligible Directors. The 1998 Plan provides for automatic grants of Options ("Director Options") to Eligible Directors. Upon the first day of the first calendar month following the month in which any person first becomes an Eligible Director, such person will be automatically granted without further action by the SPG Board, a Director Option to purchase 5,000 paired shares of common stock (an "Initial Award"); provided, however, that an Eligible Director who previously served as a director of SDG or CPI shall not receive an Initial Award. Thereafter, on the date of each SPG annual meeting of stockholders (the "Annual Meeting") held after January 1, 1999, each Eligible Director who continues as an Eligible Director will automatically be granted each year, without further action by the SPG Board, a Director Option to purchase 3,000 shares multiplied by the number of calendar years that have elapsed since such person's last election to the Board of Directors (the "Annual Award"); provided, however, that if any person becomes an Eligible Director during the 60-day period prior to the Annual Meeting in any year, then such Eligible Director will not receive the Annual Award.

   The exercise price per share of Director Options is 100% of the fair market value of the paired shares of common stock on the date the Director Option is granted. All Director Options shall become vested and exercisable on the first anniversary of the date of grant or such earlier time in the event of a "Change in Control" (as defined in the 1998 Plan). Upon termination of any person's service as an Eligible Director, all Director Options granted will expire 30 days following the date of termination.

   Stock Incentive Programs. Under a five-year stock incentive program established in 1995, an aggregate of 1,000,000 restricted shares were allocated in March 1995 to a total of 50 executive officers and key employees. A percentage of the total number of restricted shares allocated, ranging from 15% to 25%, were earned in the years of the program in which the Parent Companies attained annual and cumulative targets for growth in Funds From Operations.

   During 1999, a two-year stock incentive program was created in which Options to purchase an aggregate of 1,595,000 paired shares of common stock and an aggregate of 2,556,250 restricted shares were allocated to a total of 206 executive officers and employees. Options allocated under the 1999 stock incentive program will be granted only if the Parent Companies attain annual and cumulative targets for growth in Funds From Operations for a specific year and then will only become exercisable over a three year period from the date of grant. The exercise price per share of the Options will be the fair market value of the paired shares of common stock on the date of grant and all Options will expire 10 years from the date of grant. The allocated restricted shares may be earned in each of the two years of the program only if the Parent Companies attain the specified targets for growth in Funds From Operations.

   The determination of whether the Parent Companies have achieved their targets for a particular year is made in March of the following year (the "Determination Date") and, to the extent the targets have been achieved, a portion of the allocation of shares of restricted stock is deemed to be earned and is awarded as of the

Determination Date. Options allocated under the 1999 stock incentive program will be granted as of the Determination Date and are subject to further vesting requirements after the date of grant. Although the participant is entitled to vote all restricted shares that are earned and receive distributions on restricted shares as of the Determination Date, restricted shares that are earned vest in four installments of 25% each on January 1 of each year following the year in which the Determination Date occurs. The participant must continue to be employed on the day prior to the vesting date to receive the awards, otherwise the awards are forfeited.

Incentive Bonus Plan

   The Incentive Bonus Plan (the "Bonus Plan") is intended to provide senior executives and key employees with opportunities to earn incentives based upon the performance of the Parent Companies, the participant's business unit and the individual participant. At the beginning of a year, the Committee specifies the maximum incentive pool available for distributions and approves performance measures for each participant and three levels of performance that must be attained in order to trigger the award of the bonuses. Each participant's bonus award for the year is expressed as a percentage of base salary, a fixed dollar amount, or a percentage of the available incentive pool. Bonus amounts for each year are determined in the following February with disbursement in March.

Deferred Compensation Plan

   The Parent Companies have a non-qualified deferred compensation plan (the "Deferred Compensation Plan") that provides deferred compensation to certain executives and key employees. Under the Deferred Compensation Plan, a participant may defer all or a part of his compensation. SPG, at its discretion, may contribute a matching amount equal to a rate selected by SPG, and an additional incentive contribution amount on such terms as SPG may specify. All participant deferrals and matching and incentive contributions are credited to a participant's account and remain general assets of SPG. A participant's elective deferrals are fully vested. Except in the case of death or disability of the participant or insolvency or a change in control of SPG, a participant becomes vested in matching and incentive contributions 20% after one year of service and an additional 20% for each year thereafter. Upon death or disability of the participant or insolvency or a change in control of SPG, a participant becomes 100% vested in his account.

   All contributions under the Deferred Compensation Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of SPG's general creditors in the event of SPG's insolvency. The trust assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals and vested matching contributions are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant or a change in control of SPG.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Principles

   As a general matter, the Parent Companies have adopted a compensation philosophy which embraces the concept of pay-for-performance. The Parent Companies' strategy is to link executive management compensation with the Parent Companies' performance and stockholder return and to reward management for results that are consistent with the key goals of the Parent Companies. This is described further below under "1999 Executive Officer Compensation." The Parent Companies believe that their compensation program attracts result-oriented employees and motivates them to achieve higher levels of performance.

   It is the Parent Companies' policy to establish executive officer base salary at levels which are competitive in relation to comparable real estate investment trusts ("REITs"), while providing significant additional compensation opportunities through programs which are linked directly to performance of the Parent Companies.

1999 CEO Compensation

   David Simon was paid a base salary of $800,000 for 1999 and received a bonus of $450,000 in March 2000 with respect to 1999 performance. David Simon was allocated an aggregate of 200,000 Options and 105,000 restricted shares under the 1999 stock incentive program. Of these, 75,000 Options were granted in March 2000 and 45,000 restricted shares were earned and awarded because the Parent Companies met their targets for growth in Funds From Operations for 1999. These awards are subject to further vesting requirements. Based on information provided by third parties, management believes that David Simon's total compensation in 1999 was in the 48th percentile for chief executive officers of a peer group of REITs.

1999 Executive Officer Compensation

   The Parent Companies compensate their executive officers through four principal elements, the third and fourth of which are intended to link executive compensation more directly to increases in value of the Paired
Shares:

  . Base Pay. Base pay is determined through a review and analysis of peers in the REIT industry in order to determine reasonable and competitive compensation levels.

  . Bonus Plan. Under the Bonus Plan, participants have opportunities to participate in an incentive pool depending upon performance of the Parent Companies, the participant's business unit and the individual participant. Bonuses of $2,010,000 were paid in 2000 to the eleven (11) eligible executive officers with respect to 1999 performance. See "EXECUTIVE COMPENSATION--Incentive Bonus Plan."

  . Option Plan. At December 31, 1999, nine (9) eligible executive officers held vested options to acquire an aggregate of 917,622 shares that were previously granted under the Option Plans. Two (2) eligible executive officers hold no vested options and two executive officers are not eligible to receive option grants.

  . Stock Incentive Program. Under the 1999 stock incentive program, allocations of Options and restricted shares are earned if the performance-based goals of the program are met. 295,000 Options and 154,500 restricted shares allocated to the eleven (11) eligible executive officers for 1999 were earned as of March 2000 because the Parent Companies met the target for growth in Funds From Operations for 1999. These awards are subject to further vesting requirements. Two (2) executive officers are not eligible to receive shares under the Stock Incentive Program. See "EXECUTIVE COMPENSATION--Option Plans--Stock Incentive Programs." The Parent Companies believe that each element of their executive compensation program attracts results-oriented individuals and motivates them to achieve levels of performance which are consistent with the performance goals of the Parent Companies and their stockholders.

                          The Compensation Committee:

                           Philip J. Ward, Chairman

            Robert E. Angelica                              Birch Bayh
             Fredrick W. Petri                             Herbert Simon

Compensation Committee Interlocks and Insider Participation

   Other than Herbert Simon, who is a Co-Chairman of the Board of the Parent Companies, no member of the Compensation Committee during 1999 was an officer, employee or former officer of the Parent Companies or any of their subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Parent Companies served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure herein pursuant to SEC regulations. We have no class of common stock registered under the Exchange Act.

                             CERTAIN TRANSACTIONS

Transactions with the Simons

   SPG has entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon (collectively, the "Simons"), all of whom are executive officers of the Parent Companies. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through SPG or as passive investors until the later of (i) December 20, 2003, or (ii) the date that they are no longer directors or officers of SPG, and David Simon is prohibited from engaging in the shopping center business in North America other than through SPG and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in the properties in which the Simons previously owned an interest that were not contributed to the predecessor of SPG in 1993 (the "Excluded Properties") and in M.S. Management Associates, Inc. (the "Management Company"), and serving as directors and officers of the Management Company. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

   The Simons continue to own, in whole or in part, the Excluded Properties. The Management Company has entered into management agreements with the partnerships that hold the Excluded Properties, some of which agreements were not negotiated on an arms-length basis. Management believes, however, that the terms of such management agreements are fair to the Parent Companies.

   The Simons and certain of their family members may from time to time and are permitted by the Parent Companies' conflicts of interest policies to invest in tenants in shopping centers owned in whole or in part by the Parent Companies or their affiliates, provided that (1) such investment does not exceed 25% of the outstanding equity capital of any such tenant, (2) the Simon family has no right to participate in the day to day management of any such tenant and (3) any lease transaction between the Parent Companies, Simon Property Group, L.P. (the "Operating Partnership") and their respective affiliates and the tenant in which an investment has been made by a member of the Simon family is an arm's length transaction providing for payment of prevailing market rents. As of December 31, 1999, members of the Simon family or entities controlled by them have investments in four tenants in shopping centers owned in whole or in part by SPG. The investments and the leases were entered into on terms consistent with the conflicts of interest policies set forth above. Such an investment may cause income from the applicable tenant to be nonqualifying income for purposes of one of the tests for SPG's qualification as a REIT for federal income tax purposes. In this regard, rent received from a tenant will not be qualifying income if SPG, or an owner of ten percent or more of SPG, directly or constructively owns ten percent or more of the tenant. Management believes that the amount of nonqualifying income due to these investments under the foregoing income test does not, and future investments by the Simons will not, adversely impact SPG's qualification as a REIT.

Management Company

   The Management Company manages regional malls and community shopping centers not wholly-owned by the Operating Partnership and certain other properties and also engages in certain property development activities. Of the outstanding voting common stock of the Management Company, 95% is owned by the Simons, which will enable the Simons to control the election of the board of directors of the Management Company. The Operating Partnership owns common stock representing 80% of the value of the outstanding stock of the Management Company, all of the outstanding participating preferred stock of the Management Company and a mortgage note of the Management Company, which entitles SPG to more than 90% of the anticipated after-tax economic benefits, in the form of dividends and interest, of the Management Company. The Management Company must receive the approval of a majority of the Independent Directors in order to provide services for any property not currently managed by the Management Company unless SPG owns at least a 25% interest in such property. The Management Company has agreed with SPG that, if in the future SPG is permitted by applicable tax law and regulations to conduct any or all of the activities that are now being conducted by the Management Company, the Management Company will not compete with SPG with respect to new or renewal business of this nature.

Other Transactions

   The Operating Partnership leases office space in Ohio from 7655 Corporation, an affiliate of EJDC, pursuant to a lease dated as of January 1, 1999 (the "Lease"). Ms. DeBartolo York, one of our directors and a director of the Parent Companies, serves as Chairman of the Board of EJDC and has been associated with EJDC in an executive capacity since 1975.

   Phillip J. Ward, one of our directors and a director of the Parent Companies, is the Head of Real Estate Investments for CIGNA Investments, Inc., which has, or its affiliates have, made mortgage loans to us or our affiliates, or entities in which we have an interest, totaling approximately $450.6 million as of December 31, 1999. These loans are considered to be arm's length agreements.

   J. Albert Smith, another of our directors and a director of the Parent Companies, is a Managing Director of Bank One Corporation. Bank One Corporation is a participating lender in our $1.25 billion revolving credit facility with a $76.5 million lending commitment, or 6.1% of the total facility.

                            INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected Arthur Andersen LLP as our independent accountants for 2000. Arthur Andersen LLP has served as our independent accountants since 1998 and prior to that served as independent accountants for SDG.

   We expect that representatives of Arthur Andersen LLP will be present at the Meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

                                 ANNUAL REPORT

   Our Annual Report for the year ended December 31, 1999, including financial statements audited by Arthur Andersen LLP, independent accountants, and their report thereon, is being mailed with this Proxy Statement. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Simon Property Group, Inc., Investor Relations, P. O. Box 7033, Indianapolis, Indiana 46207.

                 STOCKHOLDER PROPOSALS AT 2001 ANNUAL MEETING

   The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2001 annual meetings of stockholders is December 4, 2000. We must receive notice of any other stockholder proposals between February 9, 2001 and March 11, 2001, as more fully set forth in our By-laws. In the event that the 2001 annual meeting of stockholders is called for a date that is not within thirty (30) days before or after May 10, 2001, in order to be timely, we must receive notice by the stockholder not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                             SPG PROPERTIES, INC.

                                For use at the
                     Annual Meeting of Stockholders to be
                             Held on May 10, 2000

     The undersigned holder of shares of preferred stock of SPG Properties, Inc. (the "Company") hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to attend and represent the undersigned at the Annual Meeting of Stockholders to be held at The Embassy Suites Hotel, 110 West Washington Street, Indianapolis, Indiana on May 10, 2000 at 10:00 a.m. (Indianapolis time) and any adjournment or postponement thereof, and to vote all of the shares of preferred stock that the undersigned is entitled to vote at such Annual Meeting.

Election of Directors, Nominees: 01 Robert E. Angelica, 02 Birch Bayh, 03 Hans
C. Mautner, 04 G. William Miller, 05 Fredrick W. Petri, 06 Melvin Simon, 07 Herbert Simon, 08 David Simon, 09 J. Albert Smith, Jr., 10 Richard S. Sokolov, 11 Pieter S. van den Berg, 12 Philip J. Ward, and 13 M. Denise DeBartolo York

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1.

--------------------------------------------------------------------------------
                       ----  FOLD AND DETACH HERE  ----

[_] Please mark your
    votes as in this
    example.

    The Board of Directors recommends a vote FOR the election of the nominees in proposal 1.

                           FOR    WITHHELD
1.  ELECTION OF            [_]      [_]                                    2. In their discretion, the proxies are authorized to
    DIRECTORS                                                                 vote upon such other matters (none known at the time
    (See Reverse)                                                             of this proxy) as may properly come before the Annual
VOTE FOR, except withhold from the following nominee(s):                      Meeting or any adjournment or postponement thereof.

--------------------------------------------------------

                                                                                  The signer hereby revokes all proxies heretofore
                                                                                  given by the signer to vote at the Annual Meeting
                                                                                  or any adjournments or postponements thereof.
                                                                                  Please sign exactly as your name appears hereon.
                                                                                  Joint owners should each sign. When signing as
                                                                                  attorney, executor, administrator, trustee or
                                                                                  guardian, please give full title as such.


                                                                                  _________________________________________________

                                                                                  _________________________________________________
                                                                                    SIGNATURE(S)                          DATE
-----------------------------------------------------------------------------------------------------------------------------------
                                                 ----  FOLD AND DETACH HERE  ----




                             SPG PROPERTIES, INC.

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

     To Vote by Telephone:
     ---------------------
     Using a touch-tone phone call Toll-free:    1-877-PRX-VOTE (1-877-779-8683)

     To Vote by Internet:
     --------------------
     Log on to the Internet and go to the website:
     http://www.eproxyvote.com/SGVPrB
     Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.